CORPORATE INFORMATION

     Annual Meeting

     The Annual Meeting of Shareholders of Premier Bancorp, Inc. will be held at The Barley Sheaf Bed and Breakfast Inn, Route 202, Holicong, PA on May 13, 1999, at 9:00 a.m.

     Transfer Agent
     Registrar and Transfer Company
     311 Cox Street
     Roselle, NJ 07203
     (800) 368-5948

     Form 10-KSB

     A copy of Premier Bancorp Inc.'s Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission, is available, without charge to shareholders, by writing John C. Soffronoff, President and Chief Executive Officer, Premier Bancorp, Inc., 379 North Main Street, Doylestown, Pennsylvania, 18901-0818. The Annual Report and other Company reports are filed electronically through the SEC's Electronic Data Gathering, Analysis, and Retrieval System ("EDGAR") which performs automated collection, validation, indexing, acceptance, and forwarding of submissions to the Securities and Exchange Commission and is accessible by the public using the Internet at http://www.sec.gov./edgarhp.htm.

     Directors of Premier Bancorp, Inc. and Premier Bank

Mario Andretti*                                     Brian R. Rich
Daniel E. Cohen                                     Ezio U. Rossi
Peter A. Cooper                                     Richard F. Ryon
Clark S. Frame                                      Gerald Schatz
David C. Frame*                                     Bruce E. Sickel
Thomas E. Mackell                                   John C. Soffronoff
Barry J. Miles, Sr.                                 Irving N. Stein
Daniel A. Nesi                                      Thomas P. Stitt
Neil W. Norton                                      HelenBeth Garofalo Vilcek
Thomas M. O'Mara                                    George H. Wetherill
Michael J. Perrucci                                 John A. Zebrowski

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*Director Emeritus

     Officers of Premier Bancorp, Inc.
     Clark S. Frame, Chairman of the Board
     Barry J. Miles, Sr., Vice Chairman
     John C. Soffronoff, President and Chief Executive Officer
     Bruce E. Sickel, Treasurer, Senior Vice President and Chief Financial
     Officer
     John J. Ginley, Secretary, Senior Vice President and Senior Lending Officer

     Executive Management of Premier Bank
     John C. Soffronoff, President and Chief Executive Officer
     Bruce E. Sickel, Senior Vice President and Chief Financial Officer John J. Ginley, Senior Vice President and Senior Lending Officer

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
     Officers of Premier Bank
     Warren Beideman, Vice President and Loan Officer -- Southampton Anthony Betz, Vice President and Loan Officer -- Easton
     Joanne M. Calibeo, Controller
     James P. DeBow, Vice President and Loan Officer -- Southampton
     Rose M. DeLaurentis, Vice President and Loan Officer -- Southampton Edward A. Grosik, Vice President and Loan Officer -- Floral Vale David Grow, Assistant Vice President and Branch Manager -- Easton Suzanne Hartshorne, Vice President and Loan Officer -- Doylestown Dolores J. Kleppinger, Operations Controller
     Mark Mann, Vice President and Loan Officer -- Floral Vale
     James A. Miller, Vice President and Loan Officer -- Floral Vale Karen D. Moffat, Vice President and Branch Manager -- Doylestown Christopher A. Nardo, Branch Manager -- Floral Vale
     Stephen A. Patterson, Vice President and Loan Officer -- Easton Michele Pedersen, Vice President and Loan Officer -- Doylestown Dale O. Smith, Vice President and Branch Manager -- Southampton

     Office Locations

     Main Office
     379 North Main Street
     Doylestown, PA 18901
     (215) 345-5100
     Karen D. Moffat, Branch Manager
     Kimberly S. Roth, Assistant Branch Manager

     Easton Office
     2201 Northampton Street
     Easton, PA 18042
     (610) 258-5100
     David Grow, Branch Manager

     Southampton Office
     Southampton Shopping Center
     516 Second Street Pike
     Southampton, PA 18966
     (215) 322-5400
     Dale O. Smith, Branch Manager
     Elaine Lydon, Assistant Branch Manager

     Floral Value Office
     101 Floral Vale Boulevard
     Yardley, PA 19067
     (215) 579-6100
     Christopher A. Nardo, Branch Manager
     Michele A. Thompson, Assistant Branch Manager

     Commercial Loan Office
     283 Second Street Pike
     Suite 130
     Southampton, PA 18966
     (215) 953-2822

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